UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 28, 2008 (February 22, 2008)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)       On February 22, 2008, Allegheny Energy, Inc. (“Allegheny”) appointed Curtis H. Davis as its Chief Operating Officer, Generation, effective March 1, 2008. Mr. Davis, who is 55 years old, has served in various positions at Duke Energy Corporation (“Duke Energy”) over the past 33 years. Most recently, Mr. Davis served as Senior Vice President for Duke Energy’s non-regulated generation fleet since January 2003. A copy of the press release announcing Mr. Davis’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d)       On February 22, 2008, Allegheny’s Board of Directors (the “Board”) voted, pursuant to Article III, Section 2 of Allegheny’s Amended and Restated Bylaws, to increase the size of the Board from nine members to ten members and appointed Christopher D. Pappas to serve as a member of the Board. Mr. Pappas was also appointed to serve on the Management Compensation and Development Committee of the Board. Mr. Pappas is a member of the Board of Directors and the Senior Vice President and Chief Operating Officer of Nova Chemicals Corporation. A copy of the press release announcing Mr. Pappas’s appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press release issued by Allegheny Energy, Inc. on February 25, 2008.

	99.2	Press release issued by Allegheny Energy, Inc. on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2008	By:	ALLEGHENY ENERGY, INC. /s/ David M. Feinberg
	Name:	David M. Feinberg
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Allegheny Energy, Inc. on February 25, 2008.
99.2	Press release issued by Allegheny Energy, Inc. on February 25, 2008.